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                                                                    EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1994 Employee Incentive and Non-Qualified Stock Option Plan, the 1997 Equity Incentive Plan, the 1999 Non-Employee Directors' Stock Option Plan, and the 1999 Employee Stock Purchase Plan of Diversa Corporation of our report dated January 12, 2000, except for Note 11, as to which the date is February 8, 2000, with respect to the financial statements of Diversa Corporation included in the Registration Statement (Form S-1
No. 333-92853) of Diversa Corporation, as filed with the Securities and Exchange Commission.



                                                /s/ Ernst & Young LLP
                                                ------------------------------
                                                ERNST & YOUNG LLP


San Diego, California
February 23, 2000